Document Security Systems Completes Merger with Lexington Technology Group

ROCHESTER, NY—July 1, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS) announced today the successful closing of its previously announced merger with Lexington Technology Group, Inc. (LTG), an intellectual property management firm that seeks to maximize the value of intellectual property and technology assets. DSS will continue to trade on the NYSE MKT under the symbol “DSS”.

This strategic combination increases DSS’s intellectual property portfolio and enhances the Company’s ability to monetize its anti-counterfeit and authentication technology, as well as its industrial and other intellectual property assets. The boards of directors of both DSS and LTG unanimously approved the merger, which was subsequently approved by LTG’s and DSS’s stockholders. The Company will be managed by an executive team led by Chief Executive Officer, Jeff Ronaldi.

“After months of planning and hard work, DSS and LTG are excited to be moving forward as a combined company” stated DSS’s President, Robert Bzdick. “Through our anti-counterfeit and authentication service offering, we have laid groundwork on which the management team believes we can generate increased revenue and licensing opportunities.”

“Today is a milestone for DSS. Through our new business model, we see exciting opportunities to potentially grow our technology business and intellectual property assets” stated DSS’s Chief Executive Officer, Jeff Ronaldi. “As a combined company, we believe that we are better positioned to take on new challenges and opportunities ahead.”

DSS will host a conference call to discuss the merger and introduce investors to the combined company on Monday, July 8 at 4:30 PM Eastern Time.

CONFERENCE CALL DETAILS:

Time: 4:30 p.m. ET
Date: Monday, July 8, 2013
Investor Dial In (Toll Free):  877-407-9205
Investor Dial In (International):  201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=171177

A replay of the teleconference will be available until 07/22/13, which can be accessed by dialing 877-660-6853 within the United States or (201)612-7415 if calling internationally. Please enter account #286 and conference ID #417344 to access the replay.

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About Document Security Systems, Inc.

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used to defeat counterfeiting and fraud and protect brands and digital information from the expanding world-wide counterfeiting problem. In addition, its recent merger with Lexington Technology Group, Inc. has increased its intellectual property portfolio and enhanced its ability to monetize its intellectual property portfolio.

DSS continually invests in research and development to meet the ever changing security needs of its clients and implements these patented solutions through strategic licensing arrangements and through its operating groups that focus on secure printing, packaging, plastics and RFID, intellectual property monetization and digital information

Through these divisions, DSS provides counterfeit deterrence and authentication capabilities and digital information solutions to its customers. When implemented, DSS’s technologies help ensure the authenticity of manufactured products, sensitive documents and digital information.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Cautionary Note Regarding Forward-Looking Statements

Effective on July 1, 2013, Lexington Technology Group, Inc. (“LTG”) became a wholly-owned subsidiary of Document Security Systems, Inc. (“DSS”). The combined company is herein referred to as the “Company”. Forward-looking statements in this press release, including without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes”, “anticipates”, “expects”, “plans”, “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, previously filed with the Securities and Exchange Commission (“SEC”), and the “Risk Factors” section of the Company’s definitive proxy statement/prospectus previously filed with the SEC in connection with LTG merger. The forward-looking statements made herein are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.